SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”) is dated 9 March 2026 (the “Agreement Date”) entered into by and between Trust Stamp Malta Limited, a company incorporated in Malta with registered address Tagliaferro Business Centre Gaiety Lane C/W High Street, Sliema, SLM 1551, Malta (“Trust Stamp”) and the CyberFish CyberPsychology Solutions Ltd, a company incorporated in England and Wales with registered address 2nd Floor 6 Oxford Street, Bolton, England, BL1 1RF (“CyberFish”).

(Trust Stamp and CyberFish are collectively referred to as the “Parties” and individually as a “Party”)

1.SALE AND PURCHASE OF STOCK

Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), CyberFish will issue to Trust Stamp in exchange for one hundred and ninety thousand British pound sterling (£190,000) (“Total Consideration”), ten thousand (10,000) shares of the CyberFish stock with a per share value of £0.01 per share, such shares representing fifty percent (50%) of the authorised share capital of CyberFish as of the date hereof when considering all issued and outstanding shares and any shares underlying outstanding convertible notes and warrants. The Parties acknowledge and agree that the valuation of CyberFish for the purposes of this subscription has been determined as at the Closing Date using a market multiple valuation methodology, being the application of a revenue multiple derived from CyberFish’s own recent financial performance to its revenues, as documented in the valuation memorandum prepared in connection with this transaction.

CLOSING DELIVERY AND PAYMENT
1.1 Closing. The closing of the sale and purchase of the stock (the "Closing") shall take place on the Agreement Date remotely by payment of the sum of (a) thirty thousand euro (€30,000) and (b) thirty thousand British pound sterling (£30,000) by Trust Stamp to CyberFish, and by the issuance of fifty percent (50%) of CyberFish’ authorised shares, resulting in ten thousand (10,000) shares of CyberFish’s ordinary shares, by CyberFish to Trust Stamp, or as CyberFish and Trust Stamp may otherwise mutually agree (such date on which the Closing occurs being hereinafter referred to as the "Closing Date"). Immediately upon Closing, Trust Stamp shall be a fifty percent (50%) stockholder of CyberFish.

1.2. CyberFish’s Deliveries. Concurrent with Closing, CyberFish shall deliver to Trust Stamp a stock certificate for fifty percent (50%) of the authorised share capital of CyberFish and a certification by the CyberFish’s that it is in good standing in its jurisdiction of organization.

1.3. Form of Payment. (a). Cash Consideration. a cash payment made by Trust Stamp in the amount of (i) thirty thousand euro (€30,000) payable to Malta Enterprise (the “ME Consideration”); and (ii) thirty thousand British pound sterling (£30,000) payable to CyberFish (the “CyberFish Consideration”), such amount may be applied by CyberFish at its discretion across its group entities in accordance with its internal group requirements (together the “Cash Consideration”).
(b) Non-Cash Consideration. Non-Cash consideration with an agreed value equal to the remaining balance of the total consideration following deduction of the Cash Consideration (the “Non-Cash Consideration”), comprising the provision of development resources and services by Trust Stamp and/or its group companies, as further described in Schedule 1. The Non-Cash Consideration shall take effect from Closing but shall not constitute a condition to Closing. The Cash Consideration and the Non-Cash Consideration together shall constitute the full and final consideration for the subscription shares and shall represent the agreed value of Trust Stamp’s fifty percent (50%) equity ownership in CyberFish.

2.REPRESENTATIONS, WARRANTIES AND COVENANTS OF CYBERFISH

CyberFish hereby represents and warrants that the following are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

2.1. Organization, Good Standing and Corporate Power. CyberFish is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

2.2. Capitalization. The authorised share capital of CyberFish will consist, immediately prior to the Closing Date, of ten thousand (10,000) ordinary shares of stock. The authorised share capital of CyberFish post Completion shall consist of twenty thousand (20,000) ordinary shares, whereby ten thousand (10,000) of such shares shall be issued to Trust Stamp at Completion.

2.3 Authorization. All corporate action required to be taken by both Parties’ directors, officers and stockholders in order to authorize CyberFish to enter into this Agreement and to issue the stock at the Closing Date has been taken or will be taken prior to the Closing Date.

2.4. Valid Issuance of Stock. The stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, and free of restrictions on transfer other than restrictions on transfer under applicable securities laws.

2.5 Statements True and Correct. Trust Stamp has engaged in a due diligence process, and in connection with that process, CyberFish has made available to Trust Stamp all of the information reasonably available to CyberFish that Trust Stamp has requested for deciding whether to enter into this Agreement and consummate the transactions contemplated hereby and all information that the CyberFish believes is reasonably necessary to enable Trust Stamp to make such decisions which information did not contain any untrue statement of a material factor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that CyberFish has not delivered and has not been requested to deliver, a private placement or similar memorandum or any "Risk Factors' or "Management's Discussion and Analysis of Financial Condition and Results of Operations."

2.6. Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to CyberFish’s actual knowledge, currently threatened against CyberFish or any director, officer, or key employee of CyberFish.

3.MISCELLANEOUS

3.1 Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersede all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof.

3.2 Survival of Warranties. The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive its execution and delivery and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of either Party.

3.3 Counterparts: Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together, shall constitute one and the same instrument and may be executed via facsimile transmission, electronic signature or by portable data format (pdf) file via electronic mail, and facsimile transmissions, electronic signatures or pdfs of signed Agreements shall be regarded and accepted as if they bore original signatures.

3.4 Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with Written verification of receipt. All communications shall be sent to the respective parties at their address as set forth in this Section 3.4, or to such other email address, facsimile number or address as subsequently modified by written notice.

(a)If notice is given to Trust Stamp:

Attn: Gareth Genner
Email: [Omitted]
Copy: [Omitted]
Tagliaferro Business Centre Gaiety Lane C/W
High Street,
Sliema SLM1551,
Malta

(b)If notice is given to CyberFish:
Attn: CyberFish Berta Pappenheim
Email: [Omitted]
18 Mandarin Way
Cheltenham GL50 4RT
United Kingdom

3.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales without giving effect to principles of conflicts of laws. If any dispute, controversy, or claim arises out of or in connection with this Agreement, including any question regarding its existence, validity, or termination (a “Dispute”), the parties shall first attempt in good faith to resolve the Dispute through negotiations. If the Dispute is not resolved within fourteen (14) days of written notice of the Dispute, the parties shall attempt to settle it by mediation in accordance with the Centre for Effective Dispute Resolution (CEDR) Model Mediation Procedure. Unless otherwise agreed between the parties, the mediator shall be nominated by CEDR. If the Dispute is not resolved by mediation within thirty (30) days of the appointment of the mediator, or such longer period as the parties may agree in writing, the Dispute shall be finally settled by arbitration under the rules of THE ARBITRATION COURT OF THE ASSOCIATION OF EUROPEAN ATTORNEYS by a sole arbitrator.

IN WITNESS WHEREOF, the Parties hereto have executed this Share Purchase Agreement as of the date first above written.

/s/ Andrew Scott Francis                     /s/ Berta Pappenheim

Andrew Scott Francis Berta Pappenheim
Director of Trust Stamp Director of CyberFish

SCHEDULE 1
NON-CASH CONSIDERATION

1.Description of Non-Cash Consideration.
1.1.The Non-Cash Consideration shall consist exclusively of the provision by Trust Stamp’s software development, engineering, and related technical services (the “Development Services”) to or for the benefit of CyberFish and/or the CyberFish group of companies (which shall include CyberFish Ltd registered in Malta).
1.2.The Development Services shall be provided by employees or contractors of Trust Stamp under the direction and control of Trust Stamp.

2.Scope of Development Services. The Development Services shall include:
a.Allocation of team members from Trust Stamp subsidiaries (Malta/Rwanda) to work on platform development;
b.Existing developer support made up of one (1) Full-Time Equivalent (FTE) which commenced in June 2025;
c.New AI integration and development, tech roadmap & strategy delivery
d.Platform enhancement and new AI driven features
e.Website & front-end development, UX optimisation
f.Vulnerability assessment and regular audits
g.Cloud architecture support
3.Value and Cap.
3.1.Based on (a) two (2) FTE developers (front and back end), (b) project co-ordination support and scenario development, (c) Internal cost allocation for CTO to drive CF Tech Roadmap and (d) Deliverables tracked via quarterly milestones, the Parties agree that the total aggregate value of the Development Services provided as Non-Cash Consideration shall be equal to the balance of the total consideration remaining after deduction of the Cash Consideration.
3.2.Trust Stamp shall have no obligation to provide Development Services:
a.Exceeding an aggregate value equal to the remaining portion of the total consideration following deduction of the Cash Consideration;
b.Beyond the period specified in Clause 4 of this Schedule; or
c.Outside the scope described in this Schedule.

3.3.For the avoidance of doubt, time spent by Trust Stamp’s personnel in excess of the agreed scope or value shall not be deemed part of the Non-Cash Consideration.
4.Timing.

4.1.The Development Services shall be provided commencing on the Closing Date and shall continue until the Non-Cash Consideration has been fully satisfied (the “Service Period”). Any additional development services requested thereafter shall be subject to a separate written statement of work agreed between the Parties, which shall include mutually agreed scope, timelines, and payment terms.
4.2.Any Development Services not provided by the end of the Service Period shall be deemed waived, and no cash or other compensation shall be payable in respect thereof.
5.No Employment Relationship.
5.1.Nothing in this Schedule shall be construed as creating any employment, agency, partnership or joint venture relationship between Trust Stamp (or its personnel) and CyberFish or any CyberFish group of companies.

6.Intellectual Property.
6.1.All intellectual property created, developed, or first reduced to practice by Trust Stamp solely and exclusively as a constituent element of the Non-Cash consideration (the “Created IP”) shall be owned by CyberFish for use in their own business or that of their group of companies upon delivery. This assignment expressly excludes any intellectual property that Trust Stamp owned, owns, developed or develops independently of this consideration (“Background Technology”), which shall remain the sole property of Trust Stamp.
7.No Additional Considerations.
7.1.CyberFish acknowledges that the Development Services are provided solely as Non-Cash Consideration for the subscription shares and that no further consideration or remuneration shall be payable by CyberFish or any CyberFish group of companies.